EXHIBIT 4.1

FIRST AMENDMENT
TO THE POOLING AND SERVICING AGREEMENT

among

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.,
as Depositor,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as General Master Servicer,

and

RIALTO CAPITAL ADVISORS, LLC,
as General Special Servicer,

and

NCB, FSB,
as NCB Master Servicer,

NCB, FSB,
as Co-op Special Servicer,

PENTALPHA SURVEILLANCE LLC,
as Trust Advisor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Certificate Administrator, as Tax Administrator and as Custodian

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Dated as of September 26, 2013

Commercial Mortgage Pass-Through Certificates
Series 2013-C12

FIRST AMENDMENT TO THE POOLING AND SERVICING AGREEMENT

THIS FIRST AMENDMENT TO THE POOLING AND SERVICING AGREEMENT (this “Amendment”) is hereby executed as of September 26, 2013 among WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor (the “Depositor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as General Master Servicer (the “General Master Servicer”), RIALTO CAPITAL ADVISORS, LLC, as General Special Servicer, (the “General Special Servicer”), NCB, FSB, as NCB Master Servicer (the “NCB Master Servicer”), NCB, FSB, as Co-op Special Servicer (the “Co-op Special Servicer”), PENTALPHA SURVEILLANCE LLC, as Trust Advisor (the “Trust Advisor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator, as Tax Administrator and as Custodian (the “Certificate Administrator”, the “Tax Administrator” and the “Custodian”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the parties hereto entered into a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Original Agreement”), under which the Depositor issued its Commercial Mortgage Pass-Through Certificates, Series 2013-C12, and in which the parties wish to amend the Master Servicing Fee Rate with respect to certain mortgage loans listed on Schedule I (Mortgage Loan Schedule) to the Agreement to be consistent with the related prospectus supplement.

WHEREAS, the execution of this Amendment is permitted without the consent of the Certificateholders or any of the Non-Serviced Pari Passu Companion Loan Holders pursuant to Sections 12.01(a)(ii) and (iii) to correct, modify or supplement any provision in the Original Agreement which may be inconsistent with any other provision in the Original Agreement or to correct any error or to cause the provisions of the Original Agreement to conform or be consistent with or in furtherance of the statements made in the related prospectus supplement made with respect to the Certificates, the Trust or the Original Agreement.

WHEREAS, the parties hereto agree that all the conditions to the execution of this Amendment in accordance with Section 12.01 of the Original Agreement have been satisfied.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned hereby agrees as follows:

1.  Defined Terms.  Capitalized terms used herein without definition herein have the respective meanings assigned in or pursuant to the Original Agreement.

2.  Amendment to Agreement.

(a)    The values in the column entitled “Master Servicing Fee Rate” on Schedule I (Mortgage Loan Schedule) to the Original Agreement are hereby revised so that the values in that column related to the Mortgage Loan Numbers listed on Exhibit A attached hereto and made a part hereof are hereby replaced with the values indicated on Exhibit A hereto.

3.  Effect of Amendment.

(a)    The parties acknowledge and agree that subject to the provisions of this Amendment, the provisions of the Original Agreement shall remain in full force and effect.

(b)    This Amendment, the Original Agreement and the documents delivered in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement of the parties. There are no unwritten oral agreements among the parties.  This Amendment may not be amended, modified or supplemented except by an instrument in writing executed by the parties hereto.

(c)    This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.  Execution in Counterparts; Facsimile.  This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or portable data format (PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

5.  Governing Law.  This Amendment shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., Depositor

By:	/s/ Anthony J. Sfarra
	Name:	Anthony J. Sfarra
	Title:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION, General Master Servicer

By:	/s/ Joseph Newell III
	Name:	Joseph Newell III
	Title:	Vice President

RIALTO CAPITAL ADVISORS, LLC, General Special Servicer

By:	/s/ Cheryl Baizan
	Name:	Cheryl Baizan
	Title:	CFO

NCB, FSB, NCB Master Servicer

By:	/s/ Casey P. Fannon
	Name:	Casey P. Fannon
	Title:	SVP

NCB, FSB, Co-op Special Servicer

By:	/s/ Casey P. Fannon
	Name:	Casey P. Fannon
	Title:	SVP

PENTALPHA SURVEILLANCE LLC, Trust Advisor

By:	/s/ James Callahan
	Name:	James Callahan
	Title:	Executive Director adn Authorized Signature for Pentalpha Surveilance LLC

WELLS FARGO BANK, NATIONAL ASSOCIATION, Certificate Administrator, Tax Administrator, Custodian

By:	/s/ Stephanie Atwell
	Name:	Stephanie Atwell
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, Trustee

By:	/s/ Christopher J. Nuxoll
	Name:	Christopher J. Nuxoll
	Title:	Vice President

EXHIBIT A

Mortgage Loan Numbers	Master Servicing Fee Rate
41	0.08%
59	0.08%
61	0.08%
64	0.08%
70	0.08%
73	0.08%
76	0.08%
77	0.08%
78	0.08%
79	0.08%
80	0.08%
82	0.08%
84	0.08%
86	0.08%
87	0.08%
91	0.08%
92	0.08%
95	0.08%
96	0.08%
97	0.08%
98	0.08%
99	0.08%
100	0.08%